Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Legg Mason Partners Variable Equity Trust

We consent to the use of our report dated February 14, 2014, with respect to financial statements of Legg Mason Investment Counsel Variable Social Awareness Portfolio, a series of Legg Mason Partners Variable Equity Trust, as of December 31, 2013, incorporated herein by reference and to the references to our firm under the headings “Independent Accountants”, “Experts” and “Financial Highlights” in the Proxy Statement and Prospectus on Form N-14.

New York, New York
July 24, 2014